EXHIBIT 99.1

DIGIRAD ADOPTS TAX BENEFIT PRESERVATION PLAN TO PROTECT ITS NET OPERATING LOSS CARRYFORWARDS

WILL SUBMIT THE PLAN FOR STOCKHOLDER APPROVAL AT THE 2014 ANNUAL MEETING

POWAY, CA - May 24, 2013 - Digirad Corporation (NASDAQ: DRAD) announced today that its Board of Directors has adopted a Tax Benefit Preservation Plan (the “Plan”) designed to preserve the value of its significant net operating loss carryforwards (“NOLs”) in relation to the potential limitations under Section 382 of the Internal Revenue Code. Digirad intends to seek stockholder approval of the Plan at its 2014 annual meeting of stockholders.

Digirad has federal NOLs totaling approximately $95 million as of December 31, 2012. Pursuant to U.S. federal income tax rules, Digirad's use of those tax assets could be substantially limited if the Company experiences an “ownership change” (as defined in Section 382 of the Internal Revenue Code). In general, an ownership change occurs if there is a cumulative change in Digirad's ownership by “5 percent shareholders” that increases by more than 50 percent over the lowest percentage owned by such shareholders at any time during the prior three years on a rolling basis. The Company noted that the Plan is designed to serve the interests of all stockholders by helping to protect the Company's ability to use its net operating losses to offset future tax liabilities and is similar to plans adopted by many other public companies with significant tax attributes.
Jeff Eberwein, Chairman of the Board of Directors, stated, “The Company has a significant asset in its NOLs and the Board took this prudent step to protect this asset. The ability to utilize these NOLs is an integral part of our previously announced restructuring plan. We expect to generate net income in the near future and we want to be able to utilize this valuable NOL-related tax asset to offset the tax liabilities that will be created from that net income. The Plan is the latest in a series of strategic initiatives that are designed to maximize value to all our stockholders.”
In connection with the adoption of the Plan, the Board of Directors has declared a non-taxable dividend of one preferred share purchase right (a “Right”) for each outstanding share of Digirad common stock to the Company's stockholders of record as of the close of business on June 4, 2013. After the Plan takes effect, any person or group that acquires beneficial ownership of 4.99% or more of the Company's common stock without Board approval would be subject to significant dilution in the ownership interest of that person or group. Stockholders who currently own 4.99% or more of the outstanding shares of Digirad common stock will not trigger the preferred share purchase rights unless they acquire additional shares.

The Rights expire on the earliest of (i) 5:00 p.m., New York time, on the date that the votes of the stockholders of the Company, with respect to the Company's 2014 Annual Meeting of Stockholders are certified, unless the continuation of the Rights is approved by the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at Company's 2014 Annual Meeting of Stockholders (or any adjournment or postponement thereof) duly held in accordance with the Company's Amended and Restated Bylaws and applicable law; (ii) 5:00 p.m., New York time, on May 23, 2016; (iii) the time at which the Rights are redeemed or exchanged under the Plan; (iv) the repeal of Section 382 or any successor status and the Board's determination that the Plan is no longer necessary for preservation of the Company's NOLs; or (v) the beginning of a taxable year of the Company to which the Board determines that no NOLs may be carried forward.

The issuance of the Rights will not affect Digirad's reported earnings per share, nor is it taxable to Digirad or its stockholders.
Additional information regarding the Plan will be contained in a Form 8-K and in a Registration Statement on Form 8-A that Digirad will file with the Securities and Exchange Commission.

About Digirad Corporation
Digirad is one of the largest national providers of in-office nuclear cardiology imaging and ultrasound services to physical practices, hospitals and imaging centers, and also sells medical diagnostic imaging systems for nuclear cardiology and general nuclear medicine applications. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, analysis of potential impairment and restructuring charges, the conclusion of the Company's audit and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

Investor Contact: Matt Clawson Allen & Caron 949-474-4300 matt@allencaron.com	Company Contact: Jeffry Keyes, CFO 858-726-1600 ir@digirad.com